Exhibit 10.68

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement (this "Agreement") is made and entered into as of the 31st day of August, 1999, by and between American Physicians Service Group, Inc., a Texas corporation ("APS") and Antonio Cavazos, III, M.D. (the "Shareholder").

                                R E C I T A L S:

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated April 1, 1998, entered into by Shareholder and Syntera HealthCare Corporation, a Texas corporation ("Syntera"), and the other contracts and agreements to which Shareholder is a party as contemplated in the Purchase Agreement (the Purchase Agreement and all such other contracts and agreements are hereinafter referred to collectively as the "Acquisition Documents"), Shareholder acquired 70,000 shares (the "Syntera Shares") of the $0.001 par value per share common stock of Syntera; and

         WHEREAS, in connection with the execution of the Purchase Agreement, APS and Shareholder entered into that certain Share Exchange Agreement dated April 1, 1998 (the "Original Agreement"); and

         WHEREAS, APS and Shareholder have agreed to terminate the Original Agreement upon the execution of this Agreement; and

         WHEREAS, at the time of execution of this Agreement, Syntera and Shareholder (in his capacity as a shareholder of Syntera) are contemplating a proposed merger (the "Merger") between Syntera and a subsidiary of FemPartners, Inc., a Delaware corporation ("FemPartners"), pursuant to which Syntera may or may not be the surviving corporation; and

         WHEREAS, notwithstanding the Merger and any effect it might have on Shareholder's rights under the Original Agreement, APS has agreed, on the terms and subject to the conditions hereof, to exchange cash, certain shares of its $0.10 par value per share common stock ("APS Common"), or a combination thereof, as determined by APS, for the Subject Shares (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERMINATION OF SHARE EXCHANGE AGREEMENT. Contemporaneous with and contingent only upon the execution of this Agreement, the Original Agreement is hereby terminated and revoked, and all rights and privileges of the parties thereto are nullified.

         2. EFFECT OF MERGER. In the event the Merger occurs on or before December 31, 1999, the shares of FemPartners received by Shareholder in the Merger, in return for the Syntera shares (the "FemPartners Shares"), shall be treated as Syntera Shares for all purposes hereunder. As used herein, "Subject Shares" shall refer exclusively to the Syntera

Shares, unless the Merger occurs on or before December 31, 1999, in which event "Subject Shares" shall, after the Merger, refer exclusively to the FemPartners Shares. As used herein, "Gross Exchange Value" shall mean the amount of $350,000, and such amount shall not be adjusted in the event of any stock dividends, stock splits, reverse stock splits or recapitalizations to which the Subject Shares are subject after the date of this Agreement.

         3. CONDITIONS TO EXCHANGE RIGHT. In addition to the other terms and conditions contained in this Agreement, Shareholder shall only be entitled to exchange the Subject Shares if each of the following conditions has been satisfied:

                  (a) There shall not have been, on or before September 30, 2000 (the "Determination Date"), any registered public offering of shares of the same class as the Subject Shares, or any other transaction or event pursuant to which shares of the same class as the Subject Shares shall have become publicly traded at a per share price (existing immediately after such public offering or other transaction or event) which would yield an amount equal to or greater than the Gross Exchange Value upon a sale of all of the Subject Shares at such price; and

                  (b) Shareholder shall not be, or have been, at any time on or prior to the date of the closing of any exchange of stock pursuant to this Agreement (the "Closing Date"), in breach of, or default under, this Agreement, any of the Acquisition Documents or any other contract or agreement to which Shareholder and Syntera, FemPartners, APS and/or any of their affiliates are parties; and

                  (c) At the Closing Date, Shareholder has all requisite legal capacity and authority to engage in the transactions contemplated by this Agreement, is the owner of all the Subject Shares, and the Subject Shares are free of any and all liens, claims or encumbrances of any kind whatsoever; and

                  (d) If the Merger has not occurred on or prior to December 31, 1999, then on or before the Closing Date, Syntera shall not be, or have been, a party to any merger, consolidation or similar transaction, or agreement with respect thereto, pursuant to which Syntera was not or would not be, the named surviving entity after such merger, consolidation or other transaction.

         4. EXCHANGE  NOTICE.  In the event all of the  conditions  described in
Section 1 are satisfied as of the Determination Date and Shareholder elects to exercise its right to exchange its Exchangeable Subject Shares (as hereinafter defined), Shareholder shall provide written notice thereof (the "Exchange Notice") to APS, which Exchange Notice must be received by APS not later than the date (the "Expiration Date") which is one hundred eighty (180) calendar days after the Determination Date. In the event (i) any of the conditions required for an exchange to be permissible, as described in Section 1 above, fail to be satisfied on or prior to the Determination Date, or (ii) any of the conditions specified in subsections (b), (c) and (d) of Section 1 fail to be satisfied on or prior to the Closing Date, or (iii) APS fails to receive an Exchange Notice from Shareholder on or prior to the Expiration Date; then, in any such case, all of Shareholder's rights under this Agreement shall automatically terminate and be of no further force or effect whatsoever.

         5.  SHARE EXCHANGE.

         (a) Shareholder's right to exchange its Subject Shares hereunder shall apply as to all, but not less than all, of the Subject Shares which are eligible for exchange as described in this subparagraph (a). Assuming Shareholder has complied with all of the conditions allowing for an exchange pursuant to this Agreement, 42.9% of the Subject Shares shall be eligible for exchange as provided in this Agreement; and the remaining 57.1% of the Subject Shares, or a portion thereof, will only be eligible for an exchange hereunder in the event there is consummation of a transaction between Syntera or its successor in interest and one or more physicians (or their professional associations) in Bexar County, Texas, save and except for those physicians set forth on Exhibit A attached hereto and incorporated herein for all purposes, whereby each such physician not set forth on Exhibit A enters into, on or before March 31, 2000 (the "Vesting Cutoff Date"), a binding and enforceable agreement with Syntera (or its successor in interest) of the type and nature ordinarily relied upon by Syntera (or its successor in interest) in its dealings with physicians. In the event that there is a consummation of any such transaction on or before the Vesting Cutoff Date, then the portion of the 57.1% of the Subject Shares which will be eligible for exchange pursuant to this Agreement (assuming compliance with all other conditions provided for in this Agreement) will be determined by multiplying 7.14% by the number of physicians in Bexar County, Texas consummating such transactions, save and except for those physicians set forth on Exhibit A.

                  Notwithstanding the above or any other provision in this Agreement, (i) the Shareholder shall not benefit from, and the above provisions shall not apply to, any such transaction between Syntera or its successor in interest and any of the physicians set forth on Exhibit A and (ii) any portion of the 51.7% of the Subject Shares which has not, as of the Vesting Cutoff Date, become eligible for exchange hereunder (pursuant to the above provisions) shall no longer be eligible for exchange under any circumstances.

         (b) In the event Shareholder has complied with all of the conditions allowing for an exchange pursuant to this Agreement, the closing of any such exchange (the "Closing") shall occur at the offices of APS in Austin, Texas, on such day and at such time as the parties hereto may mutually agree upon, or in the failure to so agree, at 10:00 a.m. Austin, Texas time on the first business day that falls thirty (30) days after the later of (x) the Expiration Date, (y) if a Lock-Up Period (as hereinafter defined) is imposed pursuant to Section 6 hereof, the day on which such Lock-Up Period ends, or (z) if a Market Delay (as hereinafter defined) is imposed pursuant to Section 5(c) hereof, the day on which such Market Delay ends. The maximum number of Subject Shares which Shareholder has the right to exchange pursuant to subparagraph (a) of this Section are hereinafter referred to as the "Exchangeable Subject Shares." At the Closing, Shareholder shall be entitled to receive either:

                  (i) such shares of APS Common as is determined by dividing the Gross Exchange Value by the average of the "bid" and "ask" prices for APS Common as quoted by the National Association of Securities Dealers Automated Quotation System at the close of trading on each of the last five (5) business days immediately preceding the Closing Date; or

                  (ii) cash or immediately available funds in the amount of the Gross Exchange Value; or

                  (iii) any combination thereof (as determined by APS in its sole discretion), equal in aggregate value to the Gross Exchange Value.

         (c) In the event APS  elects to  satisfy  its  obligations  under  this
Section 5 in whole or in part with the issuance to Shareholder of shares of APS Common, APS shall have the right, as long as a Lock-Up Period has not been imposed pursuant to Section 6 hereof, to delay the issuance of such shares of APS Common for up to ninety (90) calendar days (the "Market Delay"), if, in APS' sole discretion, an issuance of shares of APS Common pursuant to this Agreement, or in combination with any similar agreement or agreements, would depreciate the market value of the APS Common.

         (d) At the Closing, Shareholder shall tender its share certificate(s) for all of the Exchangeable Subject Shares, duly endorsed in blank, to APS, and shall also provide APS with an executed blank stock power, in form and substance reasonably acceptable to APS, wherein Shareholder represents and warrants to APS
(i) that Shareholder has all necessary legal capacity, power and authority to engage in the transactions contemplated hereby, and (ii) that Shareholder owns all interests in and to the Exchangeable Subject Shares and that the Exchangeable Subject Shares are being transferred to APS free and clear of all liens, claims or encumbrances of any kind whatsoever.

         (e) The parties acknowledge and agree that Shareholder shall receive a whole number of shares of APS Common only, and that any fractional share amounts resulting from the foregoing exchange calculation shall be rounded up or down, as the case may be, to the next whole number of shares. At the Closing, Shareholder shall receive a share certificate or certificates for all its shares of APS Common.

         6. TRANSFERABILITY. APS will have registered any shares of APS Common exchanged hereunder with the Securities and Exchange Commission (the
"Commission"), and made such other filings and taken such other steps as necessary, so that Shareholder may immediately sell, or otherwise convey, such shares of APS Common without restriction (except as otherwise provided below). Shareholder agrees to cooperate fully and in all respects with APS in connection with any such registration, whether such cooperation is requested before or after the Determination Date. Failure of Shareholder to cooperate fully, including without limitation, promptly providing complete and accurate information to APS, in connection with the registration of any APS Common shares, whether such cooperation and/or information is requested before or after the Determination Date or before or after Shareholder delivers any Exchange Notice, shall automatically terminate Shareholder's rights under this Agreement. Notwithstanding anything contained herein to the contrary, in the event that APS is in the process, either at the Closing Date or at the Determination Date, of registering and/or selling any of its capital stock in or pursuant to any underwritten public offering, upon the written request of the lead underwriter involved therein, Shareholder agrees, and shall then agree in writing in form and substance reasonably acceptable to APS, to not sell, attempt to sell, or solicit or accept any offers to sell or otherwise convey, any of its shares of APS Common for such period of time (not to exceed one hundred eighty (180) days) as may be requested by such lead underwriter (the "Lock-Up Period").

         7.  MISCELLANEOUS.

                  (a) FEES AND EXPENSES. Except as otherwise provided herein, each party hereto agrees to bear all fees and expenses (including without limitation all fees and expenses for its legal counsel and any accountants or other professional advisors) incurred in connection with the transactions contemplated hereby.

                  (b) GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except the laws of Texas that would render such choice of law ineffective). Venue for any action relating to this Agreement shall be proper only in Texas.

                  (c) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  (d) INUREMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. No party hereto may assign this Agreement, or any of their rights or obligations hereunder, without the express prior written consent of all parties hereto in each instance.

                  (e) NOTICES. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage pre-paid to the relevant party at its address indicated below:

         APS:                American Physicians Service Group, Inc.
                             1301 Capital of Texas Highway, Suite C-300
                             Austin, Texas 78746-6550

                             Attn: President

         Shareholder:        Antonio Cavazos, III, M.D.
                             4499 Medical Drive, Suite 102
                             San Antonio, Texas 78229

Any party may change its address for purposes of this Agreement by proper notice to the other party.

                                             [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, as of the date first above written.

APS:                          AMERICAN PHYSICIANS SERVICE GROUP, INC.

                              By:           /s/ W.H. Hayes
                                           ------------------------

                              Printed Name:   W.H. Hayes
                                           ------------------------

                              Title:        Sr. VP - Finance
                                           ------------------------

SHAREHOLDER:

                                           /s/ Antonio Cavazos, III, M.D.
                                           ------------------------------